SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        December 17, 2004

Iowa Telecommunications Services, Inc.
(Exact name of registrant as specified in its charter)

Iowa (State or other jurisdiction of incorporation)	001-32354 (Commission file Number)	42-1490040 (IRS Identification No.)

115 S. Second Avenue West
Newton, Iowa 50208
(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code      (641) 787-2000

———————————————————————————————————————————
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

|_|	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regualtion FD Disclosure

The Board of Directors of Iowa Telecommunications Services, Inc., (NYSE: IWA) today declared an initial dividend of $0.175 per share on Iowa Telecommunications common stock. The dividend is payable on January 17, 2005 to shareholders of record at the close of business on December 31, 2004, and represents a partial-quarter proration of the indicated annual dividend of $1.62 per share.

Iowa Telecommunications Services, Inc. is a telecommunications service provider that offers local telephone, long distance, Internet, broadband and network access services to business and residential customers. Today, the company serves approximately 440 communities and employs over 600 people throughout the State of Iowa. The company’s headquarters are in Newton, Iowa. The Company trades on the New York Stock Exchange under the symbol IWA.

This current report may contain forward-looking statements that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimate,” “continue,” “anticipates,” “intends,” “expects,” and similar expressions. Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from future results, events or developments described in the forward-looking statements. Such factors include those risks described in Iowa Telecom’s Form S-1 on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this current report is filed, and Iowa Telecom undertakes no duty to update this information.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: Decmeber 17, 2004

Iowa Telecommunications Services, Inc. (Registrant) By: /s/ Craig A. Knock —————————————— Craig A. Knock Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)